RBS CITIZENS, NATIONAL ASSOCIATION

REVOLVING NOTE

$30,000,000.00	Boston, Massachusetts
December 17, 2008

For value received, the undersigned, Palomar Medical Technologies, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay on December 17, 2013 to the order of RBS Citizens, National Association (the "Bank"), at its main office in Boston, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million ($30,000,000.00) Dollars, or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrower under the Loan Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate(s) from time to time in effect under the Loan Agreement of even date herewith (the "Loan Agreement") by and between the Bank and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the "Note" referred to in the Loan Agreement.

This Note is secured, among other things, pursuant to the Loan Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: Joseph P. Caruso

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